EXHIBIT A

         Pursuant to Rule 13d-1(f)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange
   Commission under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.

   Dated: January 27, 1997


   /s/ Seymour N. Okner                      /s/ Samuel P. Okner
   --------------------                      -------------------
   Seymour N. Okner                          Samuel P. Okner


   SAMUEL P. OKNER FAMILY TRUST              /s/ Ellyn Robbins
                                             -----------------
   By:/s/ Samuel P. Okner                    Ellyn Robbins
      -------------------
         Samuel P. Okner
         Co-Trustee                          /s/ Joel C. Okner
                                             -----------------
                                             Joel C. Okner
   By:/s/ Anne Okner
      --------------
         Anne Okner
         Co-Trustee                          /s/ Anne Okner
                                             --------------
                                             Anne Okner

   ELLYN ROBBINS FAMILY TRUST

   By:/s/ Ellyn Robbins                      /s/ Debra Okner
      -----------------                      ---------------
         Ellyn Robbins                       Debra Okner
         Co-Trustee

   By:/s/ Anne Okner
      --------------
         Anne Okner
         Co-Trustee


   JOEL C. OKNER FAMILY TRUST

   By:/s/ Joel C. Okner
      -----------------
         Joel C. Okner
         Co-Trustee

   By:/s/ Anne Okner
      --------------
         Anne Okner
         Co-Trustee